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                                                                 EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 5, 1996, which appears on page F-2 of ATC Communications Group, Inc.'s Annual Report on Form 10-K, as amended by the Company's Annual Report on Form 10-KA, for the year ended June 30, 1996.



PRICE WATERHOUSE LLP


Dallas, Texas
April 28, 1997